UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 7, 2006

MATHSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 NW Tanasbourne Drive, Suite 200, Hillsboro, OR	97124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 726-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — REGULATION FD

Item 7.01. Regulation FD Disclosure.

As reported in the Current Report on Form 8-K filed by MathStar, Inc. on June 30, 2006, MathStar has completed the functional design verification of the commercial version of its Field Programmable Object Array (FPOA). We believe we have successfully resolved all of the additional timing issues reported in the Form 8-K filed on June 30 and that no additional timing issues will be discovered. We now have an engineering plan in place to correct these issues and are confident that we will tape out the chip between July 21 and July 28, 2006. Although these issues would not have affected the functionality or the 1 GHz performance of the FPOA chip, we made the decision to resolve these timing issues so that MathStar can provide the highest possible quality chip design to Taiwan Semiconductor Manufacturing Company for fabrication. We believe that the chip that will be taped out will meet our expectations for yield to maximize the opportunity of achieving our targeted gross margins.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: July 7, 2006	By:	/s/ James W. Cruckshank
James W. Cruckshank
Vice President of Administration and Chief
Financial Officer (Principal Financial
Officer and Principal Accounting Officer)